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                                                           EXHIBIT 23(a)



INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Registration Statement of Bearings, Inc. on Form S-3 of our reports dated August 4, 1995, appearing in and incorporated by reference in the Annual Report on Form 10-K of Bearings, Inc. for the year ended June 30, 1995 and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.

/s/  Deloitte & Touche LLP

DELOITTE & TOUCHE LLP
Cleveland, Ohio
August 9, 1996